FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                   of the Securities and Exchange Act of 1934


                             ----------------------

                            Dated: November 14, 1996




                            Employee Solutions, Inc.
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             (Exact name of registrant as specified in its charter)



           Arizona                      0-22600                  86-0676898
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)



     2929 East Camelback Road, Suite 220, Phoenix, Arizona              85016
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           (Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code (602) 955-5556

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 14, 1996, effective as of November 1, 1996, Employee Solutions, Inc. (the "Company") acquired operating control of substantially all of the assets of the following companies: Diversified Resources, Inc.; Pay Sources, Inc.; PermaStaff, Inc.; Staffing Alternatives, Inc.; and Uniserve South, Inc. (together, the "McClary Companies"), and Elite Transportation Services, Inc. (the "Trapp Company") (the McClary Companies and the Trapp Company are sometimes referred to as the "McClary-Trapp Group"). The acquisition agreement provides that the Company will acquire legal title to the assets on January 1, 1997 and acquired effective control of the McClary-Trapp Group assets as of November 1, 1996 via an interim management agreement.

         The McClary Companies are South Carolina-based professional employer organizations ("PEO") specializing in the provision of PEO services to clients primarily in manufacturing, light industrial and transportation industries in the southeastern United States. The Trapp Company is an Alabama-based PEO specializing in the provision of PEO services to clients in the transportation industry. At November 1, 1996 the McClary-Trapp Group together leased approximately 2,000 employees to approximately 125 clients in approximately 15 states.

         The total consideration given by the Company was $10.7 million consisting of $9.6 million in cash, and 53,000 shares of the Company's Common Stock (which shares are unregistered, but subject to registration rights) valued at $1.1 million. A portion of the cash was obtained under the Company's existing bank revolving credit arrangements. The acquisition price was negotiated at arm's length between representatives of the Company, the McClary Companies and the Trapp Company, and is based upon a multiple of five times pre-tax earnings, as defined.

         Approximately one-half of the purchase price has been placed in escrow to be released to the sellers in stages during a period of 15 months following closing, subject to certain purchase price reductions in the event of attrition within the acquired customer base.

         In connection with the acquisition, the Company entered into three-year employment agreements with the key executive officers of the acquired companies.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         1.       Exhibits. See exhibit index attached hereto.

         2. Financial Statements. Because the McClary-Trapp Group (even if considered together) would not constitute a significant subsidiary of the Company under Regulation S-X, historical financial statements of the McClary Companies and the Trapp Company, and pro forma financial statements of the Company, are not required.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          EMPLOYEE SOLUTIONS, INC.


                                          By:/s/ Marvin D. Brody
                                             -----------------------------------
                                             Marvin D. Brody
                                             Chief Executive Officer

Date: November 26, 1996

                            EMPLOYEE SOLUTIONS, INC.

                                    FORM 8-K

                             DATED NOVEMBER 14, 1996

                                  EXHIBIT INDEX

    Exhibit No.             Description                      Incorporated by
    -----------             -----------                     Reference Hereto             Filed Herewith
                                                            ----------------             --------------
        2.1         Purchase  Agreement between the         Exhibit  10.1  to  the
                    Company, the McClary-Trapp              Company's Quarterly
                    Group of Companies, and the             Report on Form 10-Q
                    shareholders of the                     for the quarter ended
                    McClary-Trapp Group of                  September 30, 1996
                    Companies

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